UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 16, 2005

Apollo Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	333-112591	52-2439556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, 41st Floor, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 212-515-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

The following press release was issued by Apollo Investment Corporation on June 16, 2005:

APOLLO INVESTMENT CORPORATION

ANNOUNCES FIRST FISCAL QUARTER DIVIDEND OF $0.31 PER SHARE

New York, N.Y. – June 16, 2005 – Apollo Investment Corporation (NASDAQ: AINV) announces that its Board of Directors has declared a first fiscal quarter dividend of $0.31 per share, payable on June 30, 2005 to shareholders of record as of June 23, 2005. The ex-dividend date is June 21, 2005. The dividend includes a portion of gains realized during the quarter. Specific tax characteristics of all dividends will be reported to shareholders on Form 1099 after the end of the year.

ABOUT APOLLO INVESTMENT CORPORATION

Apollo Investment Corporation, or the Company, is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio will be principally in middle-market private companies. The Company expects to invest primarily in mezzanine loans and senior secured loans in furtherance of its business plan and may invest in the equity of portfolio companies. From time to time, the Company may also invest in public companies that are not thinly traded. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

CONTACT: Richard L. Peteka of Apollo Investment Corporation, 212.515.3488

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Investment Corporation

/s/ Richard L. Peteka
(Signature)

By:	Richard L. Peteka
Title:	Chief Financial Officer
Date:	June 16, 2005